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American Century Mutual Funds, Inc.
Exhibit 77C
For the year ending 10/31/2007



77C. 10.31.2007 NSAR ACMF
Proxy Voting Results

Special meetings of shareholders were held on July 27, 2007 and September 25, 2007, to vote on the following proposals.  The proposals received the required number of votes of the American Century Mutual Funds, Inc. or the applicable fund, depending on the proposal, and were adopted.  A summary of voting results is listed below each proposal.

Proposal:
To elect nine Directors to the Board of Directors of American Century Mutual Funds, Inc. (the proposal was voted on by all shareholders of funds issued by American Century Mutual Funds, Inc.).


James E. Stowers, Jr.      For:                 15,577,264,186
                           Withhold:               426,100,888
                           Abstain:                          0
                           Broker Non-Vote:                  0

Jonathan S. Thomas         For:                 15,599,601,708
                           Withhold:               403,763,366
                           Abstain:                          0
                           Broker Non-Vote:                  0

Thomas A. Brown            For:                 15,605,490,524
                           Withhold:               397,874,550
                           Abstain:                          0
                           Broker Non-Vote:                  0

Andrea C. Hall             For:                 15,604,361,764
                           Withhold:               399,003,310
                           Abstain:                          0
                           Broker Non-Vote:                  0

James A. Olson             For:                 15,597,252,094
                           Withhold:               406,112,980
                           Abstain:                          0
                           Broker Non-Vote:                  0

Donald H. Pratt            For:                 15,588,035,002
                           Withhold:               415,330,072
                           Abstain:                          0
                           Broker Non-Vote:                  0

Gale E. Sayers             For:                 15,602,023,622
                           Withhold:               401,341,452
                           Abstain:                          0
                           Broker Non-Vote:                  0

M. Jeannine Strandjord     For:                 15,588,213,409
                           Withhold:               415,151,665
                           Abstain:                          0
                           Broker Non-Vote:                  0

Timothy S. Webster         For:                 15,609,206,162
                           Withhold:               394,158,912
                           Abstain:                          0
                           Broker Non-Vote:                  0
Proposal:
To approve a change in the fee structure of the Advisor Class of Balanced, Ultra, Heritage, Select, Capital
Value, Growth and Vista.  This proposal was voted on by the Advisor Class shareholders of these funds.

                              Balanced           Ultra          Heritage             Select

For:                         7,679,632        114,465,199       37,952,388          14,575,403
Against:                       693,246          6,020,095        1,442,526                   0
Abstain:                       199,256          2,833,793        1,471,138              19,541
Broker Non-Vote:               905,766         22,284,769       12,445,460             317,409


                                 Growth               Vista            Capital Value
For:                         32,031,369               96,096,628        5,849,294
Against:                      3,606,757                5,738,418          445,548
Abstain:                      1,596,188                2,194,365          729,611
Broker Non-Vote:             10,316,147               17,275,308        1,506,958


Proposal:
To approve the reclassification of the Advisor Class shares of the Balanced fund, whereby all of the Advisor
Class shares will be reclassified as Investor Class shares of that fund.  This proposal was voted on by the
Advisor Class shareholders of the Balanced fund.

                             Balanced
For:                        8,255,803
Against:                      117,075
Abstain:                      199,256
Broker Non-Vote:              905,766

Proposal:
To approve the reclassification of the A Class shares of the Select fund, whereby all of the A Class shares will be reclassified as Advisor Class shares of that fund.  This proposal was voted on by the A Class shareholders of the Select fund.

                                   Select
For:                           12,286,834
Against:                          379,916
Abstain:                          640,324
Broker Non-Vote:                7,970,350


Proposal:
To approve the reclassification of the C Class shares of the Growth and Vista funds, whereby all of the C Class shares each fund will be reclassified as Advisor Class shares of each respective fund.  This proposal was voted on by the C Class shareholders of the following funds:

                             Growth                Vista
For:                        647,399            2,174,394
Against:                    155,801               28,684
Abstain:                          0               82,817
Broker Non-Vote:            311,165            1,067,071

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